SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2009

DATAMEG CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-128060	133-134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2150 South 1300 East, Suite 500 Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 739-3945

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2009, Datameg Corporation, a Delaware corporation entered into a Share Exchange Agreement to acquire Natural Blue Resources, Inc. ("NBR"), a Nevada corporation. The acquisition is subject to the consent of a majority of Datameg’s shareholders and to the consent of each of NBR’s shareholders.

The purchase of NBR will be made pursuant to a Share Exchange Agreement resulting in a change of control. The Share Exchange Agreement contains, among other things, representations and warranties of the aforementioned Parties and covenants of the Companies. Among other terms, shareholders of NBR shall transfer all of NBR's issued and outstanding shares of capital stock ("Shares") to Datameg and such Shares shall be converted into and exchanged for shares of Datameg's common stock, equaling upon completion of this share exchange ninety percent (90%) of the issued and outstanding capital stock of Datameg. To affect this Agreement, Datameg’s current shareholders must consent to a 100 to 1 reverse stock split reducing Datameg’s outstanding shares to approximately 4.9 million common shares pre-closing and to approximately 49 million shares after the Share Exchange. When a reverse split occurs a new CUSIP is issued for the new common stock and the underlying common stock number is suspended by the transfer agent.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
99.1 Press release dated April 14, 2009
99.2 Share Exchange Agreement
99.3 Voting Agreement and Irrevocable Proxy

Datameg Corporation (OTCBB: DTMG) is a diversified holding company with subsidiaries in the technology industry and in food packaging and other injection-molded products. American Marketing and Sales, Inc. D/B/A Innovative Designs markets finished food packaging, caterware and office products nationwide to major supermarkets, food retailers, and office supply stores. Datameg’s wholly-owned subsidiaries Net Symphony Corporation and QoVox Corporation design, develop and offer network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice Over Internet Protocol (VoIP). For more information on our subsidiaries, visit our web site at www.datameg.com/ir.html

Certain statements contained herein are forward looking. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Many factors could cause actual results to differ significantly from these statement, including our history of operating losses, our need for additional financing, a failure of our products to perform as expected, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of our products and changes in the VoIP and technology industries. These risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission. The Company cautions that the foregoing list of important factors is not exclusive. Any forward-looking statements are made as of the date of the document in which they appear. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Dated: April 20, 2009	By:	/s/ James Murphy
James Murphy, Chairman and Chief Executive Officer